EXHIBIT 10.41
                                                1996 FORM 10-K


                                    B.O.D. APPROVED:   2/29/96
                                    BY: COMPENSATION COMMITTEE



                           BUCYRUS-ERIE COMPANY

                 ANNUAL MANAGEMENT INCENTIVE PLAN SUMMARY
                                FISCAL 1996


     I. OBJECTIVES:

            The objectives of the Annual Incentive Plan (the "Plan") are to:

            1) attract, retain and motivate senior executives and other key management personnel of Bucyrus-Erie Company (the "Company");

            2) provide direct incentives for participants in the planning process to achieve the Company's strategic and financial goals, and thereby enhance shareholder value;

            3) emphasize "Pay-For-Performance" by having a meaningful portion of participants' total compensation at risk;

            4) inspire participants to pursue innovatively and aggressively individual, team, Subsidiary, Division and Company goals, and

            5) include all Company personnel (domestic and international, regardless of position to be eligible to share in a portion of the Management Incentive Program (Profit Sharing).

 II.    ADMINISTRATION:

            The Plan is administered by the Compensation Committee (the "Committee") of the Board of Directors.

            The Committee may issue such rules and guidelines as it deems necessary for administration of the Plan. All actions of the Committee will be subject to the approval of the Board of Directors.
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 III.   ELIGIBILITY:

            The following employees are potentially eligible to participate in the Plan;

                o All hourly employees (domestic, international, union, non-union).
                o   All salaried employees, exempt or non-exempt.
                o Employees reporting directly to a Subsidiary or Division General Manager or equivalent.
                o All Corporate Managers/Supervisors or staff personnel who are participants in the Business Plan Process and have completed Standards of Performance (SOP's) - Form - C.

 IV.    PARTICIPATION:

            As part of the Business Plan and Budgeting Process, the Corporate Operating Committee (C.O.C.) will select and submit for approval, those who will participate in the Business Plan Process. Final approval will be by the Chief Executive Officer (C.E.O.)

 V.     TARGET INCENTIVE AWARDS:

            As part of the Business Plan, the C.E.O. will establish for each individual a "Target Incentive Award" by determining a multiplier to be used in conjunction with the individual's base salary. The multipliers (and therefore the "Target Incentive Award") will vary according to the nature and extent of the participant's ability to affect the attainment of the Company's strategy, goals and objectives. For non-participants in the Business Plan Process (as defined), a bonus pool based upon a percentage of base salaries will be established for various levels of performance and categories of personnel.

 VI.    PERFORMANCE OBJECTIVES:

            As part of the Business Plan Process, "Performance Objectives" will be established by the Committee for the following areas:

                o   Overall Corporate performance.
                o   Subsidiary or Division performance.
                o   Individual performance objectives.

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  VI.   PERFORMANCE OBJECTIVES: (Continued)

            Coincident with the establishment of Performance Objectives, the Committee will establish for each participant an apportionment from these three areas based upon an appraisal of the relative impact of the participant's position on the Corporate, Subsidiary/Division and Individual Performance Objectives. In addition, the apportionment will be influenced by the Committee's desire to emphasize particular Performance Objectives. These Performance Objectives will be subject to final approval of both the C.E.O. and B.O.D.

        FISCAL 1996 PERFORMANCE OBJECTIVES:

        For Fiscal Year 1996, the C.O.C. has established and the Board of Directors has approved the following Performance Objectives.

        Corporate:

            o Corporate-wide earnings before depreciation, amortization, interest and taxes; (Operating Cash Flow - O.C.F.) and
            o   Free Cash Flow after Capital Expenditures (O.C.F. less
                CapEx).

        Subsidiary/Division:

            o Corporate-wide earnings before depreciation, amortization, interest and taxes; (Operating Cash Flow - O.C.F.)
            o Subsidiary/Division Operating Cash Flow (after Corporate allocations and before interest and taxes).
            o Free Cash Flow after Capital Expenditures (O.C.F. less CapEx) Subsidiary/Division-specific Objectives.

        Individual: (optional)

            o Standard of Performance Objectives and goals based upon individual project results or personal development goals, as agreed upon by the participant and his/her supervisor.
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  VI.   PERFORMANCE OBJECTIVES: (Continued)

        For Fiscal 1996, the Plan Weighting Table below represents the minimum percentage allocations for O.C.F. performance for participants in the Business Plan Process.

                               CORPORATE    SUBSIDIARY   INDIVIDUAL
        PARTICIPANTS             PLAN          PLAN         PLAN
                                                         (% OR LESS)

        President
        & C.E.O.                  70%           20%          10%

        Corporate
        Vice Presidents/
        Directors                 60%                        40%

        Subsidiary/Division
        General Managers/
        Equivalent                40%(1)        60%(1)       40%

        Direct reports to above:

        - Corporate               40%                        60%

        - Subsidiary/Division     40%(2)        60%(2)       40%

        - Other corporate staff   40%                        60%

        - Other Subsidiary/
          Division Staff           -            40%          60%

        All other Plan Participants

        - Corporate               90%                        N/A

        - Subsidiary/Division                   90%          N/A

        ____________________

        (1) Equals 60% combined.
        (2) Equals 60% combined.
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 VII.   PERFORMANCE:

            Managers having responsibility for more than one Business Unit/Function will have the O.C.F. (Operating Cash Flow) and Performance Objectives of each Unit/Function combined to determine their Base Target Multipliers.

                For Corporate and Subsidiary/Division Objectives, the following award multipliers apply:

                  DEGREE OF
               ACHIEVEMENT OF                         AWARD
                 PERFORMANCE       PERFORMANCE       PAYMENT
                  OBJECTIVE        MEASUREMENT     MULTIPLIER

                     150%           Maximum           2.00
                     100%           Target (goal)     1.00
                      90%           Threshold          .33
                     <90%           Unacceptable         0

            IMPORTANT

            Below 90% achievement level for O.C.F., the Compensation Committee has the discretion to not pay any individual performance incentives under either the Corporate or Subsidiary/Division Plan, if in its judgement such payment would have an adverse impact on the Corporation.

            NOTE: For levels of achievement which are below Maximum and above Threshold and which fall between the levels listed above, the multiplier will be prorated accordingly.

            Example: A level of achievement of 112.5% of a Corporate or Subsidiary/Division Objective would yield a multiplier of 1.25. Achievement of 95% of these Objectives would yield a multiplier of 0.665.

VIII.   PAYMENT OF AWARDS EARNED:

            Payment of each participant's award will be made in cash as soon as possible following the determination of the amount of the award earned (but no later than March 15, 1997), less any amounts required to be withheld for taxes. The Compensation Committee has the discretion to authorize quarterly payouts (in arrears) of bonuses earned.
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  IX.   TERMINATION OF EMPLOYMENT:

            If a participant ceases to be employed by the Company before payment of his/her award with respect to a fiscal year by reason of death, disability or retirement, his/her award will be reduced pro-rata for the number of weeks before the end of the fiscal year, if any, in which the participant's employment terminates. If the participant's employment with the Company ceases for any other reason prior to payment of the award, no award will be paid. Also, an employee must be employed not less than six months as of 12/31/96 to be eligible to participate on a pro-rata basis.

   X.   MISCELLANEOUS:

            The Plan will be unfunded, and all awards will be paid from the general assets of the Company.

            By adopting this Plan, the Company is not precluded from adopting other forms of incentive compensation.

            The establishment of the Plan or participation by an employee in the Plan will not entitle an employee to continue in the employ of the Company or affect the Company's right to terminate at will the employment of an employee.

            Amounts payable under the Plan are not subject to alienation, in any manner whatsoever, by participants.

            This plan does not supersede any contractual obligations previously made between the Company and any of its key employees.

            A participant's performance must be satisfactory, regardless of Company performance, before he or she may be granted an incentive award.

  XI.   AMENDMENT:

            The Compensation Committee may amend or terminate the Plan at any time. No amendment or termination will affect the right of a participant to payment of amounts which are determined prior to such amendment or termination.

 XII.   EFFECTIVE DATE:

            The Plan will be effective as of January 1, 1996, and will continue in effect until terminated by the Compensation Committee of the Board of Directors.
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XIII.   PLAN ALLOCATION:

            Distribution of the allocation of the Annual Management Incentive Plan shall be generally as follows: (Determined primarily by number of employees/base salaries, and contribution levels)):

            20-50%  A. Management in the Corporate Business Plan Process
                       with S.O.P.'s.
            20-40%  B. Management in the Subsidiary/Division Business
                       Plan Process with S.O.P.
             3-10%  C. Salaried exempt and non-exempt
                       (domestic/international).
             3-10%  D. Hourly personnel (domestic/international).

 XIV.   SPECIAL RECOGNITION AWARDS:

            The Plan includes a formalized program to reward outstanding achievements and contributions to the success of the Company by individual employees who are not eligible participants of the Management Incentive Compensation Plan.

            All non-union exempt and non-exempt employees are eligible to be candidates for these special awards.

            At the conclusion of each fiscal year, a General Manager, Subsidiary/Division Manager or Corporate Supervisor/Manager can recommend an employee for special recognition to the Compensation Committee. Awards of one to four weeks salary can be granted depending on the Committee's evaluation. This program is designed to reward special performance or efforts for 1%-2% of the eligible workforce outside of the Management Incentive Compensation Plan.

  XV.   AWARD CALCULATION:

            The following is the manner in which incentive awards will be calculated.

            STEP 1 --       List salary as of last day of the fiscal year.

            STEP 2 --       Determine the individual's assigned Target Award
                            Incentive multiplier (refer to paragraph V).

            STEP 3 --       Multiply (resultants of Step 1 and Step 2).

            STEP 4 --       Determine the degree of achievement of the
                            Corporate and Subsidiary/Division Performance
                            Objectives and from this determine the award payment multiplier (refer to paragraph VII).

            STEP 5 --       Multiply (resultants of Step 3 and Step 4).

            STEP 6 --       This is the total earned award.

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AWARD CALCULATION EXAMPLE:

J. Smith has a salary of $30,000. He/she has been assigned a Target Incentive Award multiplier of .035 by the Committee. At the end of the year, results were at Maximum or 150% of target.

ON-TARGET INCENTIVE AWARD

Individual's Salary X Individual's Personal Multiplier = Incentive if all areas "on-target".

$30,000 X .035 = $1,050 (NOTE: This is used as the base in all incentive calculations.)

INDIVIDUAL AWARD PORTION

$1,050 X 2.0 (award payment multiplier) = $2,100.00      $2,100.00

TOTAL INCENTIVE AWARD                                    $2,100.00

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GRAPH - DESCRIPTION:

Graph showing relationship between INCENTIVE BONUS POOL ($MM) (shown on X-axis with range of values $0 to $4.0M) and E.B.I.T.D.A. ($MM) (shown on Y-axis with range of values $16.5M to $29.5M).

Three plotted points are as follows: Point A -- Incentive Bonus Pool of $0.363M corresponds to $16.5MM E.B.I.T.D.A.; Point B -- Incentive Bonus Pool of $1.1M corresponds to $18.4MM BUDGET E.B.I.T.D.A.; Point C -- Incentive Bonus Pool of $2.2M corresponds to $27.6MM E.B.I.T.D.A. Straight lines drawn from Point A to Point B, and from Point B to Point C. Vertical line drawn above Point C illustrates maximum Incentive Bonus Pool of $2.2M.

Narrative on table is as follows: "FISCAL 1996 PRELIMINARY MANAGEMENT INCENTIVE PLAN GROSS PLAN OF $19.5MM E.B.I.T.D.A. ACCRUES $1.1MM OF INCENTIVE FOR $18.4MM E.B.I.T.D.A. NET FORM-C PARTICIPANTS PAID ON BASE SALARY ONLY"

Legend below table is as follows: "NOTE: E.B.I.T.D.A. EXCLUDES RESTRUCTURING EXPENSES, EXTRAORDINARY GAINS, AND ACCOUNTING CHANGES."